Exhibit 99.1

PAVmed and Lucid Diagnostics Provide Strategic Business Update

Strategic resource reallocation, including workforce reduction and other cost-cutting measures, to prioritize near-term Lucid and Veris Health commercialization efforts

Conference call to be held today at 4:30PM EDT

NEW YORK, January 17, 2023 — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors, and its majority-owned subsidiaries Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or “Lucid Diagnostics”), a commercial-stage cancer prevention diagnostics company, and Veris Health Inc. (“Veris”), a private digital health company focused on enhanced personalized cancer care, today provided a strategic business update, outlining near-term strategic priorities and resource reallocation. The companies will prioritize near-term Lucid and Veris Health commercialization efforts. They have implemented a workforce reduction of approximately 20 percent, product portfolio streamlining, and other cost-cutting measures which seek to lower quarterly cash burn by at least 25 percent.

“Over the past few quarters, we have engaged in a systematic effort to maximize our cash runway and protect our long-term shareholder interests, while executing on our strategic objectives in what remain challenging market conditions,” said Lishan Aklog, M.D., PAVmed’s and Lucid’s Chairman and Chief Executive Officer. “We have decided to further extend this initiative by aggressively streamlining operations to focus substantially all our resources and near-term efforts on accelerating the commercialization of Lucid’s and Veris’ products, resulting in a meaningful reduction in our workforce and quarterly cash burn. We believe these groundbreaking commercial products, with their large market opportunities, are our most valuable assets and focusing on them provides our shareholders the greatest near and long-term value creation opportunity. Our leaner, more commercially focused posture puts us in the best position to realize this opportunity.”

Lucid’s EsoGuard® Esophageal DNA Test (“EsoGuard”) utilizing its EsoCheck® Cell Collection Device remains the first and only commercially available diagnostic test recommended by clinical practice guidelines to prevent esophageal cancer deaths through early precancer detection. EsoGuard targets a well-established population of approximately 30 million at-risk patients and an estimated $60 billion addressable market based on an effective Medicare payment rate of $1,938, which is consistent with our per-test gross margins targets. The volume of EsoGuard tests performed at Lucid’s dedicated CLIA-certified laboratory has grown steadily in recent quarters. The company began submitting claims to commercial insurers in late third quarter of 2022 and is starting to generate claims histories necessary to drive in-network commercial contract discussions. Out-of-network payments received to date have respected the Medicare rate.

Pursuant to this initiative, Lucid plans to:

●	continue to drive EsoGuard testing volume through ongoing engagement of sales personnel with primary care physicians, specialists and institutions, with an increasing focus on closing larger strategic accounts and new market development initiatives;
●	maintain current team of approximately forty sales professionals, having completed targeted layoffs and closed prior vacancies;
●	shift sales leadership attention from recruiting and hiring to ongoing engagement with large institutional and strategic accounts, while continuing to drive productivity of the current team;
●	maintain its team of nurse practitioners and other clinical personnel to support testing volume growth through existing Lucid Test Centers (LTC) in eleven states, and its burgeoning satellite LTC program, whereby Lucid personnel perform EsoCheck cell sampling procedures at prescribing physicians’ offices;
●	continue to invest in LucidDx Labs to assure EsoGuard testing capacity and drive quality improvements and cost efficiencies;
●	complete ongoing clinical utility studies to support in-network coverage;
●	delay completion of the EsoGuard BE-2 study to the second half of 2023; and
●	pause further development of the EsoCure Esophageal Ablation device.

The Veris Cancer Care Platform, which commercially launched last month, is a digital cancer care platform with symptom reporting, telehealth functions, and advanced data analytics, designed to improve personalized cancer care through remote patient monitoring (RPM). Veris’ software-as-a-service recurring-revenue business model allows oncology practices to leverage existing RPM codes, providing attractive margins to the oncology practice and to Veris. The company is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform. The implantable monitor will further enhance the clinical and commercial value of the platform by providing continuous RPM data independent of patient compliance. With several million US patients undergoing cancer treatment each year, the addressable market opportunity for Veris’ products is substantial. Importantly, commercial success is not predicated on securing third-party reimbursement, only on sales and product development execution.

Veris plans to:

●	continue to drive commercial adoption of the Veris Cancer Care Platform utilizing its existing sales personnel, and expand the commercial team only when commercial traction has been well-established;
●	delay development and regulatory submission of the implantable physiologic monitor to the second half of 2023; and
●	focus its workforce on near-term commercialization, having already eliminated certain technology positions focused on future data analytics, while retaining personnel directly involved in customer integration and technical support.

PAVmed plans to:

●	continue research and product development activities in support of Lucid commercialization, including next generation EsoGuard and EsoCheck products;
●	continue product development activities in support of Veris commercialization, namely its implantable physiologic monitor, as above;
●	continue its joint early-stage research and development project with Novosound Ltd. to explore applying its groundbreaking ultrasound technology to next-generation intravascular ultrasound imaging;
●	continue limited business development activities focused on high value, near-term accretive opportunities that are synergistic with existing commercial activity;
●	indefinitely pause or halt all other product development activities including CarpX, PortIO and NextFlo; and
●	pursue additional cost-cutting initiatives including not paying annual cash bonuses.

Conference Call

To access the conference call, listeners should dial 877-407-3982 toll-free in the U.S. or 201-493-6780 and ask to join the “PAVmed and Lucid Diagnostics Strategic Business Update Conference Call”. The conference call will be available live at the investor relations section of PAVmed’s website at ir.pavmed.com and the investor relations section of Lucid Diagnostics’ website at ir.luciddx.com. Following the conclusion of the conference call, a replay will also be available for one week and can be accessed by dialing 844-512-2921 toll-free in the U.S. or 412-317-6671, followed by the PIN number 13735527.

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its majority-owned subsidiary, Lucid Diagnostics Inc. (Nasdaq: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to prevent esophageal cancer deaths. PAVmed’s other majority-owned subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices.

For more information, please visit www.pavmed.com and www.luciddx.com and www.verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid Diagnostics’ clinical and preclinical studies; whether and when PAVmed’s and Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid Diagnostics’ products once cleared and commercialized; PAVmed’s and Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. In addition, PAVmed and Lucid Diagnostics continue to monitor the COVID-19 pandemic and the pandemic’s impact on PAVmed’s and Lucid Diagnostics’ businesses. These factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s and Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Each of PAVmed and Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact:

Michael Parks

Vice President of Investor Relations

PAVmed and Lucid Diagnostics

484.356.7105

mep@pavmed.com